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                                                                         (j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information and "Financial Highlights" in the Prospectus and to the incorporation by reference of our report on Harding, Loevner Funds, Inc. dated December 7, 2004 in this Registration Statement (Form N-1A Nos. 333-09341 and 811-07739).

                                           /s/ ERNST & YOUNG LLP
                                               --------------------
                                               ERNST & YOUNG LLP

New York, New York
July 28, 2005